UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2009

PRIVATEBANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	000-25887	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
120 S. LaSalle St. Suite 400 Chicago, Illinois		60603 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (312) 564-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.—Entry into a Material Definitive Agreement.

On May 13, 2009, PrivateBancorp, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., as representative of the underwriters listed therein (collectively the “Underwriters”), pursuant to which the Company agreed to sell an aggregate of 11,600,000 shares of common stock of the Company to the Underwriters at a price per share of $18.2875.  In addition, pursuant to the terms of the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to 1,740,000 additional shares of the Company’s common stock to cover over-allotments, if any.  The Company has made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and the registration statement related to the offering.  The Company also has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated by reference herein.

Item 8.01—Other Events.

On May 13, 2009, the Company issued a press release announcing that it had upsized its underwritten public offering of common stock to 11.6 million shares and priced the offering at $19.25 per share.  A copy of the press release relating to the announcement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01—Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 1.1—Underwriting Agreement dated May 13, 2009

Exhibit 5.1—Opinion of Vedder Price P.C.

Exhibit 99.1—Press release dated May 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVATEBANCORP, INC.

Date: May 14, 2009	By:	/s/ Christopher J. Zinski
Christopher J. Zinski
General Counsel and Corporate Secretary

EXHIBIT INDEX

Number	Description
Exhibit 1.1	Underwriting Agreement dated May 13, 2009
Exhibit 5.1	Opinion of Vedder Price P.C.
Exhibit 99.1	Press release dated May 13, 2009